Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George R. Oliver, Robert Olson and Judith A. Reinsdorf, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities indicated and on this 17th day of  March, 2016.

Signature	Title

/s/ George R. Oliver	Chief Executive Officer (Principal Executive Officer)
George R. Oliver

/s/ Robert Olson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert Olson

/s/ Judith A. Reinsdorf	Executive Vice President and General Counsel
Judith A. Reinsdorf

/s/ Sam Eldessouky	(Principal Accounting Officer)
Sam Eldessouky

/s/ Edward D. Breen	Director
Edward D. Breen

/s/ Herman E. Bulls	Director
Herman E. Bulls

/s/ Michael E. Daniels	Director
Michael E. Daniels

/s/ Frank M. Drendel	Director
Frank M. Drendel

/s/ Brian Duperreault	Director
Brian Duperreault

Signature	Title

/s/ Rajiv L. Gupta	Director
Rajiv L. Gupta

/s/ Brendan R. O’Neill	Director
Brendan R. O’Neill

/s/ Jürgen Tinggren	Director
Jürgen Tinggren

/s/ Sandra S. Wijnberg	Director
Sandra S. Wijnberg

/s/ R. David Yost	Director
R. David Yost